Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Fourth Quarter and Fiscal Year 2020 Results

Strong Net Income, New Customer Sales, and New Product Expansion

•26 percent increase in new customer bookings for fiscal year 2020 over fiscal year 2019
•$1.8 million in fiscal year 2020 GAAP operating income compared to $(0.7) million in fiscal year 2019
•88 percent gross margin in fiscal year 2020 compared to 82 percent in fiscal year 2019

AUSTIN, TEXAS (March 10, 2021) - FalconStor Software, Inc. (OTCQB: FALC) today announced financial results for its fourth quarter and fiscal year 2020, which ended on December 31, 2020.

“We continue to make good progress against our strategic plans to reinvent FalconStor, enhance the value we deliver to our customers, and innovate within the cloud-based data protection market,” said Todd Brooks, CEO FalconStor. “While our revenue in the fourth quarter of fiscal year 2020 decreased year-over-year by 10 percent and did not repeat the 11.7 percent year-over-year increase we delivered in the third quarter of 2020, we remained profitable and ended fiscal year 2020 with $1.8 million in GAAP operating income. We believe we have created a scalable foundation from which to build. Over the next year, we expect our year-over-year revenue growth to become more stable as our sales pipeline becomes more predictable, and our shift to subscription revenue continues. Our third quarter performance and new customer bookings in fiscal year 2020, which increased year-over-year by 26 percent, are encouraging signals.”

“As we move forward, we will continue our maniacal focus in our core mission to modernize backup and archival for the multi-cloud world with our innovative, patent-pending solution, StorSafeTM, which enables our enterprise customers to more efficiently exploit public-cloud data storage and reduce associated costs, while improving data portability, accessibility, and security – including ransomware protection,” added Brooks. “Movement to the cloud can be inhibited by many factors, but dealing with the complexity of legacy environments and the costs of data storage in the cloud are two areas where we provide differentiated capability built over many years of customer engagement and innovation. We believe for larger enterprise clients that this represents a significant portion of the available market.”

Fiscal Year 2020 Financial Results

•New Customer Bookings: $3.1 million, compared to $2.4 million in fiscal year 2019
•Total Revenue: $14.8 million, compared to $16.5 million in fiscal year 2019
•Total Cost of Revenue: $1.8 million, compared to $2.9 million in fiscal year 2019
•Total Operating Expenses: $11.1 million, compared to $14.3 million in fiscal year 2019
•GAAP Operating Income (loss): $1.8 million, compared to $(0.7) million in fiscal year 2019
•Ending Cash: $1.9 million, compared to $1.5 million in fiscal year 2019

Fourth Quarter of Fiscal Year 2020 Financial Results

•Total Revenue: $3.7 million, compared to $4.1 million in the fourth quarter of 2019
•Total Cost of Revenue: $0.5 million, compared to $0.2 million in the fourth quarter of 2019
•Total Operating Expenses: $3.2 million, compared to $3.3 million in the fourth quarter of 2019
•GAAP Operating Income: $0.0 million, compared to $0.6 million in the fourth quarter of 2019

Fiscal Year 2020 Business Highlights

•Delivered the next-generation of our industry-leading long-term data retention and recovery technology in StorSafe, built with a bridge to all industry-leading public clouds for long-term archival optimization, including AWS, Microsoft Azure, IBM Cloud, and challenger Wasabi
•Continued to demonstrate large enterprise scalability, achieving a 20 petabyte deployment deployed across four cross-border data centers for a large transportation and logistics company
•Collaborated with Hitachi Vantara to deliver a new hybrid cloud data protection architecture powered by StorSafe
•Expanded our integration with AWS archive storage services to expand cloud data storage optimization and lower the cost of long-term data retention, including S3 Glacier and S3 Glacier Deep Archive tiers
•Accelerated replacements of end-of-life IBM ProtecTIER installations with StorSafe
•Delivered multi-tenant capabilities to enable managed service providers to better serve their clients. A prime example is Blue Chip, a leading IBM-focused UK MSP, which now counts over 300 customers and 70 petabytes of data under management running on Blue Chip Backup Cloud, powered by FalconStor

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor Brad Wolfe, Chief Financial Officer, FalconStor

WHEN: Wednesday, March 10, 2021 4:00 P.M. CDT

To register for our earnings call, please click the following link:

FALCONSTOR FOURTH QUARTER 2020 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://attendee.gotowebinar.com/register/5432588410003492877

Conference Call:
Please dial the following if you would like to interact with and ask questions to FalconStor’s hosts:
Toll Free: 1-866-901-6455
Access Code: 314-782-185

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor is a data protection leader that enables enterprises to modernize their data backup and archival operations across sites and public clouds, delivering increased data security and providing the fastest recovery from a ransomware attack while driving down costs by up to 95 percent. A proven technology leader with 47 patents and patent applications, FalconStor has over an exabyte of data under management and is trusted by more than 600 enterprise customers and an ecosystem of managed service providers and resellers worldwide.

Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com. Connect with FalconStor on Twitter, Facebook, LinkedIn, and the company’s blog.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,920,656	$1,475,166
Accounts receivable, net	2,836,571	3,406,550
Prepaid expenses and other current assets	1,837,596	2,252,372
Inventory	15,275	30,014
Contract assets, net	254,483	749,515
Total current assets	6,864,581	7,913,617
Property and equipment, net	197,020	369,273
Operating lease right-of-use assets, net	536,272	1,842,254
Deferred tax assets, net	330,552	258,841
Software development costs, net	19,278	27,012
Other assets, net	863,964	829,335
Goodwill	4,150,339	4,150,339
Other intangible assets, net	100,134	57,718
Contract assets, net	343,934	327,757
Total assets	$13,406,074	$15,776,146
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$453,791	$1,302,290
Accrued expenses	2,293,765	2,533,824
Current portion of operating lease liabilities	665,074	1,655,522
Short-term loan, net of debt issuance costs and discounts	3,320,863	947,501
Deferred revenue, net	4,603,270	5,270,190
Total current liabilities	11,336,763	11,709,327
Other long-term liabilities	703,889	745,254
Notes payable, net	754,000	2,906,133
Operating lease liabilities, less current portion	—	624,859
Deferred tax liabilities, net	513,027	432,520
Deferred revenue, net	1,765,859	2,085,080
Total liabilities	15,073,538	18,503,173
Commitments and contingencies
Series A redeemable convertible preferred stock	12,940,722	11,304,279
Total stockholders' deficit	(14,608,186)	(14,031,306)
Total liabilities and stockholders' deficit	$13,406,074	$15,776,146

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Product revenue	$1,894,982	$1,887,599	$7,097,695	$6,767,595
Support and services revenue	1,757,512	2,191,160	7,670,998	9,775,976
Total revenue	3,652,494	4,078,759	14,768,693	16,543,571
Cost of revenue:
Total cost of revenue	467,914	197,084	1,827,478	2,912,987
Gross profit	$3,184,580	$3,881,675	$12,941,215	$13,630,584
Operating expenses:
Research and development costs	658,429	705,913	2,467,783	3,208,921
Selling and marketing	1,573,856	900,271	4,601,228	4,337,054
General and administrative	724,899	1,355,085	3,022,350	5,635,273
Restructuring costs	274,086	359,117	1,032,826	1,104,318
Total operating expenses	3,231,270	3,320,386	11,124,187	14,285,566
Operating income (loss)	(46,690)	561,289	1,817,028	(654,982)
Interest and other expense	(106,756)	(135,930)	(692,838)	(604,647)
Income (loss) before income taxes	(153,446)	425,359	1,124,190	(1,259,629)
Income tax expense (benefit)	(59,028)	323,769	(14,319)	492,325
Net income (loss)	$(94,418)	$101,590	$1,138,509	$(1,751,954)
Less: Accrual of Series A redeemable convertible preferred stock dividends	271,530	296,584	1,083,892	1,157,762
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	185,985	78,101	552,551	389,811
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	—	—
Net income (loss) attributable to common stockholders	$(551,933)	$(273,095)	$(497,934)	$(3,299,527)
Basic net income (loss) per share attributable to common stockholders	$(0.09)	$(0.05)	$(0.08)	$(0.56)
Diluted net income (loss) per share attributable to common stockholders	$(0.09)	$(0.05)	$(0.08)	$(0.56)
Weighted average basic shares outstanding	5,922,735	5,918,733	5,920,517	5,900,621
Weighted average diluted shares outstanding	5,922,735	5,918,733	5,920,517	5,900,621

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP income (loss) from operations	$(46,690)	$561,289	$1,817,028	$(654,982)
Non-cash stock option expense (1)	4,363	3,698	$15,755	$32,280
Restructuring costs (benefit) (3)	274,086	359,117	1,032,826	1,104,318
Non-GAAP income (loss) from operations	$231,759	$924,104	$2,865,609	$481,616

GAAP net income (loss) attributable to common stockholders	$(551,933)	$(273,095)	$(497,934)	$(3,299,527)
Non-cash stock option expense, net of income taxes (2)	4,363	3,698	15,755	32,280
Restructuring costs (benefit) (3)	274,086	359,117	1,032,826	1,104,318
Effects of Series A redeemable convertible preferred stock (4)	457,515	374,685	1,636,443	1,547,573
Non-GAAP net income (loss) attributable to common stockholders	$184,031	$464,405	$2,187,090	$(615,356)

GAAP gross margin	87%	95%	88%	82%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	87%	95%	88%	82%

GAAP gross margin - Product	98%	119%	96%	89%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	98%	119%	96%	89%

GAAP gross margin - Support and Service	76%	75%	80%	78%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	76%	75%	80%	78%

GAAP operating margin	(1%)	14%	12%	(4%)
Non-cash stock option expense (1)	0%	—%	—%	—%
Restructuring costs (3)	8%	9%	7%	7%
Non-GAAP operating margin	7%	23%	19%	3%

GAAP Basic EPS	$(0.09)	$(0.05)	$(0.08)	$(0.56)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.04	0.06	0.17	0.19
Effects of Series A redeemable convertible preferred stock (4)	0.08	0.07	0.28	0.26
Non-GAAP Basic EPS	$0.03	$0.08	$0.37	$(0.10)

GAAP Diluted EPS	$(0.09)	$(0.05)	$(0.08)	$(0.56)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.04	0.06	0.17	0.19
Effects of Series A redeemable convertible preferred stock (4)	0.08	0.06	0.28	0.26
Non-GAAP Diluted EPS	$0.03	$0.07	$0.37	$(0.10)

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,922,735	5,918,733	5,920,517	5,900,621
Weighted average diluted shares outstanding (GAAP)	5,922,735	5,918,733	5,920,517	5,900,621
Weighted average diluted shares outstanding (Non-GAAP)	5,950,601	7,065,735	5,955,222	5,900,621

Footnotes:
(1)Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue - Support and Service	186	104	496	2,250
Research and development costs	(347)	371	942	6,348
Selling and marketing	231	186	785	4,030
General and administrative	4,293	3,037	13,532	19,652
Total non-cash stock based compensation expense	$4,363	$3,698	$15,755	$32,280

(2)Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the twelve months ended months ended December 31, 2020 and 2019, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)Represents restructuring costs which were incurred during each respective period presented.

(4)Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss.